UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2017
VERIFONE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-32465

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

04-3692546
(IRS Employer Identification No.)

88 West Plumeria Drive
San Jose, CA 95134
(Address of principal executive offices, including zip code)

408-232-7800
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of the Acquisition or Disposition of Assets.

On June 30, 2017, Verifone Systems, Inc. (“we,” “our,” “Verifone”, or “the Company”) completed the previously announced divestiture of a controlling interest in Verifone Systems (China), Inc. (“Verifone China”), the entity which operates our China business. As a result of the divestiture, the general manager of our China business, Arthur Jiang, acquired 70% of the equity in Verifone China and we will retain a 30% equity interest in the form of non-voting equity that has a liquidation preference of $29 million and that is non-convertible for an initial two year period.

Item 9.01. Financial Statements and Exhibits
(b) Pro Forma Financial Information
The unaudited pro forma consolidated balance sheet of Verifone Systems, Inc. as of April 30, 2017, and the unaudited pro forma consolidated statements of operations of Verifone Systems, Inc. for the year ended October 31, 2016 and the six months ended April 30, 2017 are included as Exhibit 99.1 to this report and are incorporated into this Item 9.01 by reference.

(d) Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K.

99.1 Unaudited Pro Forma Condensed Consolidated Financial Information of Verifone Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIFONE SYSTEMS, INC.

Date: July 6, 2017	By: /s/ Albert Liu Name: Albert Liu Title: Executive Vice President, Corporate Development and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Information of Verifone Systems, Inc.